UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 14, 2005

Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
435 Newbury Street, Danvers, MA 01923

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(978) 762-8999

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. You can identify these statements by use of the words “guidance,” “expects,” “plans,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical matters. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of Medwave, Inc., a Delaware corporation (the “Company”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to develop and communicate new products, the ability to achieve successful clinical trials and the other risks and uncertainties is contained in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K filed on January 12, 2005 and in the Company’s other public filings. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.
Item 2.02. Results of Operations and Financial Condition.
On December 14, 2005, Medwave, Inc (“MDWV”) issued a press release announcing its preliminary revenues for the year ended September 30, 2005. A copy of the press release concerning the foregoing preliminary results is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Title
99.1	Medwave, Inc. Press release dated December 14, 2005 entitled “Medwave, Inc. Announces Annual Revenue Growth of 36% for Fiscal Year 2005 — Quarterly Revenue Record Obtained”.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
Date: December 14, 2005	By:	/s/ Timothy J. O’Malley
Timothy J. O’Malley
President and Chief Executive Officer